Exhibit 23.3
CONSENT OF COUNSEL
We hereby consent to the reference to us under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement.

/s/ Richards, Layton & Finger P.A.
Richards, Layton & Finger P.A.
Wilmington, Delaware
September 11, 2007